Exhibit 10.1

COMMON STOCK PURCHASE AGREEMENT

THIS COMMON STOCK PURCHASE AGREEMENT (this “Agreement”) is entered into as of May 30, 2013, by and between Asure Software, Inc., a Delaware corporation (the “Company”), and the purchaser that is a signatory to this Agreement (the “Purchaser”).

The parties hereby agree as follows:

SECTION 1.         PURCHASE AND SALE

1.1.         Purchase and Sale of Shares.

(a)           Subject to the terms and conditions hereof, at the Closing, the Purchaser agrees to purchase from the Company, and the Company agrees to sell and issue to the Purchaser, the number of shares of common stock of the Company (the “Shares”) set forth on Schedule I of this Agreement for the aggregate purchase price set forth therein (computed at $5.31 per share).

(b)           The offering of the Shares (the “Offering”) is being made pursuant to an effective shelf registration on Form S-3 (SEC File No. 333-185448) (the “Registration Statement”) filed by the Company with the Securities and Exchange commission (“SEC”), including the prospectus contained therein (the “Base Prospectus”), and a prospectus supplement (the “Prospectus Supplement” and together with the Base Prospectus, the “Prospectus”) containing certain supplemental information regarding the terms of the Offering that has been or will be filed with the SEC and delivered to the Purchaser. The Purchaser acknowledges that the Offering is not being underwritten.

1.2.   Closing; Delivery and Payment.

(a)           The completion of the purchase and sale of the Shares (the “Closing”) shall take place no later than May 31, 2013 or such other date as is mutually agreed by the Company and the Purchaser (the “Closing Date”) at such place as the Company and the Purchaser may mutually agree, including remotely via the exchange of signed documents by email.

(b)           At the Closing, the Purchaser shall deliver to the Company via wire transfer of immediately available funds an amount equal to aggregate purchase price for the Shares being purchased by such Purchaser to an account designated by the Company.  The Company shall thereafter promptly deliver the Shares purchased by the Purchaser to such Purchaser through DTC directly to the account of the applicable DTC holder as set forth on the signature page executed by the Purchaser.

(c)           The obligations of the Company hereunder in connection with the Closing are subject to the following conditions being met:

(i) the truth and accuracy in all material respects on the Closing Date of the representations and warranties of the Purchasers contained herein;

(ii) all obligations, covenants and agreements of the Purchaser required to be performed at or prior to the Closing Date shall have been performed or waived; and

(iii) the delivery by the Purchaser of the Purchaser’s aggregate purchase price.

(d)           The obligations of the Purchaser hereunder in connection with the Closing are subject to the following conditions being met:

(i) the truth and accuracy in all material respects on the Closing Date of the representations and warranties of the Company contained herein;

(ii) all obligations, covenants and agreements of the Company required to be performed at or prior to the Closing Date shall have been performed or waived;

(iii) the delivery by the Company of the Prospectus Supplement; and

(iv) the delivery by the Company to the Purchaser of a copy of the irrevocable instructions to the Company’s transfer agent instructing the transfer agent to deliver via the Depository Trust Company Deposit and Withdrawal at Custodian system (“DWAC”) the number of Shares purchased, registered in the name of such Purchaser.

SECTION 2.         REPRESENTATIONS AND WARRANTIES OF THE COMPANY

The Company hereby represents and warrants to the Purchaser as of the date hereof:

2.1.         The Company is a corporation duly organized, validly existing and in good standing under the laws of the State of Delaware and has all requisite corporate power and authority to own and operate its properties and assets and to carry on its business as described in the Registration Statement and the Prospectus.

2.2.         The Company has the requisite corporate power and authority to execute, deliver and perform its obligations under this Agreement and to consummate the transactions contemplated hereby. The execution, delivery and performance by the Company of this Agreement and the consummation of the transactions contemplated hereby have been duly and validly authorized by all necessary action required on the part of the Company. This Agreement constitutes the legal, valid and binding obligation of the Company, enforceable in accordance with its terms, except (i) as limited by applicable bankruptcy, insolvency, reorganization, moratorium or other laws of general application affecting enforcement of creditors’ rights and (ii) according to general principles of equity that restrict the availability of equitable remedies.

2.3.         The Shares, when issued, sold and delivered in accordance with the terms and for the consideration expressed in this Agreement, will be validly issued, fully paid and nonassessable and free of restrictions on transfer other than restrictions on transfer under this Agreement and applicable federal and state securities laws.

2.4.         The Registration Statement is in full force and effect and no cease and desist order or other suspension of the Registration Statement exists or, to the knowledge of the Company, is threatened by the SEC.

2.5.         The execution, delivery, and performance of this Agreement by the Company does not (i) violate, conflict with or result in the breach of any provision of the Company’s  Certificate of Incorporation or Bylaws, (ii) conflict with or violate any law, rule, regulation, order, judgment or decree applicable to the Company or any of its assets, properties or businesses or (iii) conflict with, result in any breach of, constitute a default (or event that with the giving of notice or lapse of time, or both, would become a default) under, require any consent under, or give to others any rights of termination, amendment, acceleration, suspension, revocation or cancellation of, or result in the creation of any encumbrance on any assets or properties of the Company, pursuant to any note, bond, mortgage, indenture, contract, agreement lease, license, or other instrument or arrangement to which the Company is a party except, in the cases of clauses (ii) and (iii), to the extent that such conflicts, breaches, defaults or other matters would not, individually or in the aggregate, reasonably be expected to have a material adverse effect on the Company.

SECTION 3.         REPRESENTATIONS AND WARRANTIES OF THE PURCHASER

The Purchaser hereby represents and warrants to the Company as of the date hereof:

3.1.         The Purchaser has full power, authority and capacity to enter into this Agreement and to consummate the transactions contemplated hereby and has taken all necessary action to authorize the execution, delivery and performance of this Agreement. This Agreement constitutes a legal, valid and binding obligation of the Purchaser, enforceable in accordance with its respective terms, except (i) as limited by applicable bankruptcy, insolvency, reorganization, moratorium or other laws of general application affecting enforcement of creditors’ rights and (ii) according to general principles of equity that restrict the availability of equitable remedies.

3.2.         The Purchaser has received or has had full access to the Company’s Base Prospectus and the documents incorporated by reference therein. The Purchaser acknowledges that such Purchaser has received certain additional information regarding the Offering, including pricing information (“Offering Information”). The Offering Information may be provided to the Purchaser by any means permitted under the Securities Act of 1933, including through the Prospectus Supplement, a free writing prospectus and oral communications.

3.3.         The Purchaser is knowledgeable, sophisticated and experienced in making, and is qualified to make, decisions with respect to investments in securities representing an investment decision like that involved in the purchase of the Shares and has, in connection with its decision to purchase the number of Shares set forth opposite its name on Schedule I to the Agreement, relied solely upon the Registration Statement, the Base Prospectus, the Offering Information and any other written material provided by the Company.

3.4.         The Purchaser understands that nothing in this Agreement, the Registration Statement, the Base Prospectus, the Offering Information and any amendments or supplements thereto, or any other materials presented to such Purchaser in connection with the purchase and sale of the Shares constitutes legal, tax or investment advice. The Purchaser has consulted such legal, tax and investment advisors as it, in its sole discretion, has deemed necessary or appropriate in connection with its purchase of the Shares.

3.5.         Since the time that the Purchaser was first contacted by the Company regarding an investment in the Company, the Purchaser has not engaged in any purchases or sales of the securities of the Company (including, without limitation, any Short Sales (as defined in Regulation SHO) involving the Company’s securities), and has not disclosed any information regarding the Offering to any third parties (other than its legal, accounting or other advisors). The Purchaser agrees that it will not, directly or indirectly, engage in any purchases or sales of the securities of the Company, including any Short Sales, or disclose any material non-public information regarding the Company it has received from the Company in connection with this transaction pursuant to a mutually agreed upon written undertaking of confidentiality prior to the time that the Company files a Current Report on Form 8-K disclosing information regarding the Offering, but in no event later than the end of the fourth business day after the Closing on the Offering. The Purchaser agrees that it will not disclose any information about the contemplated Offering (other than to its advisors that are under a legal obligation of confidentiality) prior to the time that the transactions contemplated by this Agreement are publicly disclosed by the Company’s filing of a Current Report on Form 8-K with the SEC, which discloses information regarding the offering.

SECTION 4.         MISCELLANEOUS

4.1.         Governing Law.  This Agreement shall be governed by the laws of the State of Delaware without regard to conflict of law principles that would result in the application of any law other than the law of the state of Delaware. Each party (i) agrees to bring any suit, action or other proceeding arising out of or based upon this Agreement only in the federal courts or state courts of the State of Texas in each case located in the city of Austin and County of Travis, (ii) hereby irrevocably and unconditionally submits to the exclusive jurisdiction of the above-named courts, and (ii) hereby irrevocably waives any objection to the laying of venue of any suit, action or  proceeding in such courts and waives and agrees not to plead or claim in any such court that any such suit, action or proceeding brought in any such court has been brought in an inconvenient forum.

4.2.         Survival.  The representations, warranties, covenants and agreements made herein shall survive the execution and delivery of this Agreement and payment for the Shares.

4.3.         Successors and Assigns.  The provisions hereof shall inure to the benefit of, and be binding upon, the successors, assigns, heirs, executors and administrators of the parties hereto.

4.4.         Severability.  If one or more provisions of the Agreement are held to be invalid, illegal or unenforceable under applicable law, the validity, legality and enforceability of the remaining provisions shall not in any way be affected or impaired thereby.

4.5.         Amendment and Waiver.  Any term of this Agreement may be amended, modified, or waived only with the written consent of the Company and the Purchaser.

4.6.         Notices. All notices and other communications hereunder shall be in writing and shall be deemed to have been given (a) when delivered by hand (with written confirmation of receipt); (b) one business day after being sent by a nationally recognized overnight courier (receipt requested) for next business day delivery; (c) on the date sent by facsimile or e-mail of a PDF document (with confirmation of transmission) if sent during normal business hours of the recipient, and on the next business day if sent after normal business hours of the recipient or (d) on the third day after the date mailed, by certified or registered mail, return receipt requested, postage prepaid. The address for such communications shall be as follows: if to the Company, at 110 Wild Basin Road, Suite 100, Austin, Texas 78746, Attn: Chief Financial Officer, and if to the Purchaser, at its address on Schedule I hereto, or such other address as may specified in a notice given to the Company in accordance with this Section 4.6.

4.7.         Headings.  The headings of the various sections and subsections of this Agreement are for convenience of reference only and are not to be considered in construing this Agreement.

4.8.         Counterparts.  This Agreement may be executed in counterparts, each of which shall be an original, but all of which together shall constitute one instrument. A signed copy of this Agreement delivered via facsimile or electronic mail (including pdf) shall be deemed to have the same legal effect as delivery of an original signed copy of this Agreement.

4.9.         Fees and Expenses. Each party shall pay the fees and expenses of its advisers, counsel, accountants and other experts, if any, and all other expenses incurred by such party incident to the negotiation, preparation, execution, delivery, and performance of this Agreement.

[SIGNATURE PAGES FOLLOW]

IN WITNESS WHEREOF, the parties hereto have executed this Common Stock Purchase Agreement as of the date first above written.

Asure Software, Inc.

By
     Patrick F. Goepel, Chief Executive Officer

Purchaser Signature Page to Common Stock Purchase Agreement

IN WITNESS WHEREOF, the undersigned has executed this Common Stock Purchase Agreement as of the date first above written.

Name of Purchaser:

Signature of Authorized Signatory:

Name of Authorized Signatory:

Title of Authorized Signatory:

SSN or TIN for Purchaser:

DWAC Instructions for Delivery of Shares:

Name of DTC Participant:

DTC Participant Number:

Name of Account at DTC Participant being credited:

Account Number at DTC Participant being credited:

-A-

Schedule I

Purchaser	Address	Number of Shares to be Purchased	Aggregate Purchase Price of Shares

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